Exhibit 99.1

Apergy Reports Third Quarter 2018 Results

•	Revenue of $316 million in Q3-18, up 22% year-over-year

•	Net income of $25 million and adjusted net income of $29 million in Q3-18

•	Diluted EPS of $0.33 and adjusted diluted EPS of $0.37 in Q3-18

•	Adjusted EBITDA of $78 million in Q3-18, up 35% year-over-year with margins improving 230 basis points to 25%

•	Repaid $20 million of term loan debt in Q3-18

•	Increasing full year 2018 adjusted EBITDA guidance to $289 to $294 million from $280 million

THE WOODLANDS, TX, October 30, 2018 - Apergy Corporation (“Apergy”) (NYSE: APY) today reported net income in the third quarter of 2018 of $25.3 million, compared to net income of $18.4 million in the third quarter of 2017. Diluted earnings per share in the third quarter of 2018 was $0.33 and includes total after-tax charges of $3.3 million, or $0.04 per diluted share, related to spin-off activities. Adjusted diluted earnings per share in the third quarter of 2018 was $0.37.

Revenue was $316.5 million in the third quarter of 2018, an increase of $57.8 million, or 22%, compared to $258.7 million in the third quarter of 2017, and an increase of $10.5 million, or 3%, compared to $305.9 million in the second quarter of 2018.

Adjusted EBITDA was $78.4 million in the third quarter of 2018, an increase of $20.2 million, or 35%, compared to $58.2 million in the third quarter of 2017, and an increase of $1.8 million, or 2%, compared to $76.5 million in the second quarter of 2018. Adjusted EBITDA margin was 24.8% in the third quarter of 2018, an increase of 230 basis points year-over-year.

Cash from operating activities was $33.9 million in the third quarter of 2018, compared to $15.6 million in the third quarter of 2017, and $51.6 million in the second quarter of 2018. In the third quarter of 2018, Apergy used available cash to fund a payment of $11.6 million to Dover Corporation associated with tax liabilities incurred as part of the spin-off transaction, as well as repaid $20 million of term loan debt.

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sequential	Year-over-year
Revenue	$316,468	$305,928	$258,654	3%	22%

Net income attributable to Apergy	$25,263	$22,183	$18,421	14%	37%
Diluted earnings per share attributable to Apergy	$0.33	$0.29	$0.24	14%	38%

Adjusted net income attributable to Apergy	$28,591	$29,392	$20,153	(3)%	42%
Adjusted diluted earnings per share attributable to Apergy	$0.37	$0.38	$0.26	(3)%	42%

Adjusted EBITDA	$78,384	$76,548	$58,177	2%	35%
Adjusted EBITDA margin	24.8%	25.0%	22.5%	(20) bps	230 bps

Net cash provided by operating activities	$33,906	$51,553	$15,593	$(17,647)	$18,313
Capital expenditures	$14,631	$17,518	$13,500	$(2,887)	$1,131

“We posted solid results in the third quarter driven by strong execution on our growth initiatives. Robust revenue growth, combined with productivity efforts and cost discipline, resulted in solid year-over-year incremental revenue to adjusted EBITDA conversion in the quarter,” said Sivasankaran “Soma” Somasundaram, President and Chief Executive Officer. “Specifically, on a year-over-year basis, our Drilling Technologies segment revenue increased 27% driven by higher average rig count, share gains, and continued bearings momentum. Our Drilling Technologies segment revenue growth significantly outpaced the year-over-year growth in the global rig count of approximately 8%. In the third quarter, our Production & Automation Technologies segment revenue increased 21% compared to the prior year period, driven by strong growth in both our artificial lift and digital product offerings. We continue to gain traction on our share gain and digital adoption initiatives.

“Compared to the prior year period, our strong performance resulted in adjusted EBITDA margin expansion of 230 basis points in the third quarter. Additionally, consistent with our commitment to our capital allocation priorities, we repaid $20 million of term-loan debt during the quarter.

“Due to our strong year-to-date performance, we are increasing our full year 2018 adjusted EBITDA guidance to $289 to $294 million from $280 million. Our adjusted EBITDA guidance reflects our current view of the market, including the potential impact of input cost inflation driven by tariffs, the risk of E&P capital budget exhaustion, and fewer working days in the fourth quarter. We remain focused on the factors under our control and delivering solid performance relative to the market.”

	Three Months Ended			Variance
(dollars in thousands)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sequential	Year-over-year
Production & Automation Technologies
Segment revenue	$241,214	$240,686	$199,454	—%	21%
Segment operating profit	$24,257	$23,349	$8,403	4%	189%
Segment operating profit margin	10.1%	9.7%	4.2%	40 bps	590 bps
Adjusted segment EBITDA	$51,523	$54,322	$36,574	(5)%	41%
Adjusted segment EBITDA margin	21.4%	22.6%	18.3%	(120) bps	310 bps

Drilling Technologies
Segment revenue	$75,254	$65,242	$59,200	15%	27%
Segment operating profit	$26,209	$21,340	$20,420	23%	28%
Segment operating profit margin	34.8%	32.7%	34.5%	210 bps	30 bps
Adjusted segment EBITDA	$28,926	$24,135	$23,421	20%	24%
Adjusted segment EBITDA margin	38.4%	37.0%	39.6%	140 bps	(120) bps

Production & Automation Technologies

Production & Automation Technologies revenue increased $41.8 million, or 21%, year-over-year driven by strong growth across our artificial lift and digital products. We continued to experience robust growth in our ESP product line driven by further penetration in U.S. onshore Electrical Submersible Pump (“ESP”) markets. Revenue from digital products was $31.1 million in the third quarter of 2018, an increase of $9.8 million, or 46%, compared to $21.3 million in the third quarter of 2017. Segment operating profit increased $15.9 million, or 189%, year-over-year as a result of leveraging revenue growth combined with continued cost discipline. Adjusted segment EBITDA increased $14.9 million, or 41%, year-over-year primarily driven by revenue growth and related operating leverage, with adjusted segment EBITDA margin expanding to 21.4% from 18.3% in the prior year period.

On a sequential basis, revenue increased $0.5 million. Segment operating profit increased $0.9 million, or 4%. Adjusted segment EBITDA decreased $2.8 million, or 5%, sequentially due to expected input cost inflation, anticipated higher allocated corporate expenses, investments in ESP & digital products to support our growth initiatives, and other non-recurring expenses.

Drilling Technologies

Drilling Technologies revenue increased $16.1 million, or 27%, year-over-year as a result of increased worldwide rig count, share gains, and continued bearings growth. Segment operating profit increased $5.8 million, or 28%. Adjusted Segment EBITDA increased by $5.5 million, or 24%, year-over-year driven by the increased volume.

On a sequential basis, revenue increased by $10.0 million, or 15%, due to higher average rig count, including the expected seasonal recovery in the Canadian rig count, share gains, and bearings growth. Segment operating profit increased $4.9 million, or 23%, sequentially. Adjusted segment EBITDA increased by $4.8 million, or 20%, due to higher sequential revenue, which more than fully offset anticipated higher allocated corporate expenses.

Other Business Updates

•	Frost & Sullivan, a global consulting & market research firm, award its 2018 Global Customer Value Leadership Award to Apergy based on their independent market research

•	Continue to see rod lift conversion orders from customers using ESP & gas lift in the U.S.

•	Over $9 million of new orders for rod lift systems in the third quarter from international operators

•	Commercially released next generation rod lift control package with SmartenTM Edge controller and variable frequency drive solution with advanced control and analytics

•	Launched Windrock Spotlight for engines, extending Apergy’s cloud based remote monitoring and predicative analysis platform beyond compressors

•	Forty-two patents have been issued to Drilling Technologies year-to-date in 2018, thirteen were issued in the third quarter of 2018

•	Drilling Technologies continues to advance diamond shaping capability for drill bit inserts, bearings, and other applications

•	On track to exit transition services agreement with Dover Corporation in Q4-18

Conference Call Details

Apergy Corporation will host a conference call on Wednesday, October 31, 2018, to discuss its third quarter 2018 financial results. The call will begin at 9:30 a.m. Eastern Time. Presentation materials that supplement the conference call are available on Apergy’s website at www.investors.apergy.com.

To listen to the call via a live webcast, please visit Apergy’s website at www.apergy.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Apergy conference call number 6190 441.

A replay of the conference call will be available on Apergy’s website. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or 1-630-652-3042 for international calls. The access code is 6190 441#.

###
Basis of Presentation

For periods prior to May 9, 2018 (the “Separation”), our results of operations, financial position and cash flows are derived from the consolidated financial statements and accounting records of Dover Corporation (“Dover”) and reflect the combined historical results of operations, financial position and cash flows of certain Dover entities conducting its upstream oil and gas energy business within Dover’s Energy segment, including an allocated portion of Dover’s corporate costs. Our financial statements have been presented as if such businesses had been combined for all periods prior to the Separation. These pre-Separation combined financial statements may not include all of the actual expenses that would have been incurred had we been a stand-alone public company during the periods presented prior to the Separation and consequently may not reflect our results of operations, financial position and cash flows had we been a stand-alone public company during the periods presented prior to the Separation. All financial information presented after the Separation represents the consolidated results of operations, financial position and cash flows of Apergy.

About Non-GAAP Measures

This release presents information about Apergy’s adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, adjusted net income attributable to Apergy, and adjusted diluted earnings per share, which are non-GAAP financial measures made available as a supplement, and not an alternative, to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See Reconciliations of GAAP to Non-GAAP Financial Measures included in the accompanying financial tables for the reconciliation of each non-GAAP financial measure to its most directly comparable financial measure in accordance with GAAP.

Adjusted EBITDA and adjusted segment EBITDA are defined as, or as a result of, net income excluding income taxes, interest income and expense, depreciation and amortization expense, separation and supplemental benefit costs associated with the spinoff from Dover Corporation, royalty expense incurred only prior to the spinoff, and restructuring and other related charges. Adjusted EBITDA margin and adjusted segment EBITDA margin are defined as adjusted EBITDA and adjusted segment EBITDA, respectively, divided by revenue.

Adjusted net income and adjusted diluted earnings per share are defined as net income and earnings per share, respectively, excluding separation and supplemental benefit costs associated with the spinoff from Dover Corporation, royalty expense incurred only prior to the spinoff, and restructuring and other related charges.

References to net income, diluted earnings per share, adjusted net income and adjusted diluted earnings per share are exclusive of non-controlling interests.

These non-GAAP financial measures are included to help facilitate comparisons of Apergy’s operating performance across periods by excluding items that do not reflect the core operating results of our businesses. As such, Apergy’s management believes making available non-GAAP financial measures as a supplemental measurement to investors is useful because it allows investors to evaluate Apergy's performance using the same methodology and information used by Apergy management.

About Apergy

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Apergy's products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. Apergy’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. Apergy’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about Apergy, visit our website at http://www.apergy.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, Apergy's market position and growth opportunities.  Forward-looking statements include, but are not limited to, statements related to Apergy’s expectations regarding the performance of the business, financial results, liquidity and capital resources of Apergy, the benefits resulting from Apergy’s separation from Dover Corporation, the effects of competition, and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the risk that the anticipated benefits from our separation from Dover Corporation may not be fully realized or may take longer to realize than expected; tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of Apergy's businesses. You are encouraged to refer to the documents that Apergy files from time to time with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Amendment No. 1 to Apergy’s Form 10, filed with the SEC on April 12, 2018, as amended and supplemented, and in Apergy’s other filings with the SEC, for a discussion of these and other risks and uncertainties. Readers are cautioned not to place undue reliance on Apergy’s forward-looking statements. Forward-looking statements speak only as of the day they are made and Apergy undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: David Skipper
david.skipper@apergy.com
713-230-8031

Media Contact: John Breed
john.breed@apergy.com
281-403-5751

APERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	September 30,
(in thousands, except per share amounts)	2018	2018	2017	2018	2017
Revenue	$316,468	$305,928	$258,654	$906,318	$745,093
Cost of goods and services	202,734	202,210	173,880	594,605	500,329
Gross profit	113,734	103,718	84,774	311,713	244,764
Selling, general and administrative expense	69,022	65,807	54,828	194,568	162,359
Interest expense, net	10,584	6,062	79	16,813	199
Other expense, net	910	364	2,941	3,724	7,929
Income before income taxes	33,218	31,485	26,926	96,608	74,277
Provision for income taxes	7,723	9,381	8,241	24,324	22,973
Net income	25,495	22,104	18,685	72,284	51,304
Net income (loss) attributable to noncontrolling interest	232	(79)	264	295	860
Net income attributable to Apergy	$25,263	$22,183	$18,421	$71,989	$50,444

Earnings per share attributable to Apergy:
Basic	$0.33	$0.29	$0.24	$0.93	$0.65
Diluted	$0.33	$0.29	$0.24	$0.93	$0.65

Weighted-average shares outstanding:
Basic	77,340	77,340	77,340	77,340	77,340
Diluted	77,569	77,770	77,890	77,742	77,890

APERGY CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	September 30,
(in thousands)	2018	2018	2017	2018	2017
Segment revenue:
Production & Automation Technologies	$241,214	$240,686	$199,454	$696,591	$578,429
Drilling Technologies	75,254	65,242	59,200	209,727	166,664
Total revenue	$316,468	$305,928	$258,654	$906,318	$745,093

Income before income taxes:
Segment operating profit:
Production & Automation Technologies	$24,257	$23,349	$8,403	$57,957	$26,247
Drilling Technologies	26,209	21,340	20,420	71,738	55,067
Total segment operating profit	50,466	44,689	28,823	129,695	81,314
Corporate expense and other (1)	6,664	7,142	1,818	16,274	6,838
Interest expense, net	10,584	6,062	79	16,813	199
Income before income taxes	$33,218	$31,485	$26,926	$96,608	$74,277

Bookings:
Production & Automation Technologies	$241,729	$249,461	$209,615	$708,124	$596,296
Book-to-bill ratio (2)	1.00	1.04	1.05	1.02	1.03
Drilling Technologies	$75,834	$70,450	$56,142	$215,468	$170,786
Book-to-bill ratio (2)	1.01	1.08	0.95	1.03	1.02
_______________________

(1)
Corporate expense and other includes costs not directly attributable to our reporting segments such as corporate executive management and other administrative functions, costs related to our separation from Dover Corporation and the results attributable to our noncontrolling interest.

(2)	The book-to-bill ratio compares the dollar value of orders received (bookings) relative to revenues realized during the period.

APERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$18,014	$23,712
Receivables, net	277,926	202,024
Inventories, net	219,133	201,591
Prepaid expenses and other current assets	20,824	14,038
Total current assets	535,897	441,365

Property, plant and equipment, net	236,067	211,832
Goodwill	906,766	910,088
Intangible assets, net	297,397	338,510
Other non-current assets	7,229	2,980
Total assets	1,983,356	1,904,775

Liabilities
Accounts payable	127,103	98,826
Other current liabilities	90,042	52,239
Total current liabilities	217,145	151,065

Long-term debt	687,543	3,742
Other long-term liabilities	113,908	109,934
Equity
Apergy Corporation stockholders’ equity	962,547	—
Net parent equity in Apergy	—	1,635,285
Noncontrolling interest	2,213	4,749
Total liabilities and equity	$1,983,356	$1,904,775

APERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash provided (required) by operating activities:
Net income	$72,284	$51,304
Depreciation	52,814	42,233
Amortization	38,863	40,190
Receivables	(79,533)	(62,203)
Inventories	(20,960)	(28,245)
Accounts payable	27,776	37,950
Other	1,562	(40,024)
Net cash provided by operating activities	92,806	41,205

Cash provided (required) by investing activities:
Capital expenditures	(45,832)	(29,445)
Other	1,023	2,616
Net cash required by investing activities	(44,809)	(26,829)

Cash provided (required) by financing activities:
Issuances of debt, net of debt issuance costs	697,957	—
Repayment of long-term debt	(20,000)	—
Distributions to Dover Corporation, net	(728,857)	(19,220)
Distribution to noncontrolling interest	(2,720)	(1,212)
Net cash required by financing activities	(53,620)	(20,432)

Effect of exchange rate changes on cash and cash equivalents	(75)	3,476

Net decrease in cash and cash equivalents	(5,698)	(2,580)
Cash and cash equivalents at beginning of period	23,712	26,026
Cash and cash equivalents at end of period	$18,014	$23,446

APERGY CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	September 30,
(in thousands)	2018	2018	2017	2018	2017
Net income attributable to Apergy	$25,263	$22,183	$18,421	$71,989	$50,444
Pre-tax adjustments:
Separation and supplemental benefit costs (1)	4,403	5,137	—	9,540	—
Royalty expense (2)	—	—	2,473	2,277	7,406
Restructuring and other related charges	(39)	2,030	8	2,473	21
Tax impact of adjustments (3)	(1,036)	42	(749)	(1,650)	(2,271)
Adjusted net income attributable to Apergy	$28,591	$29,392	$20,153	$84,629	$55,600
Tax impact of adjustments (3)	1,036	(42)	749	1,650	2,271
Net income (loss) attributable to noncontrolling interest	232	(79)	264	295	860
Depreciation and amortization	30,218	31,834	28,691	91,677	82,423
Provision for income taxes	7,723	9,381	8,241	24,324	22,973
Interest expense, net	10,584	6,062	79	16,813	199
Adjusted EBITDA	$78,384	$76,548	$58,177	$219,388	$164,326

Diluted earnings per share attributable to Apergy:
Reported	$0.33	$0.29	$0.24	$0.93	$0.65
Adjusted	$0.37	$0.38	$0.26	$1.09	$0.71
_______________________

(1)
Supplemental benefit costs relate to enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. These costs are expected to be incurred through the end of 2020.

(2)	Patents and other intangible assets related to our business were conveyed by Dover Corporation to Apergy on April 1, 2018. No royalty charges were incurred after March 31, 2018.

(3)
We generally tax effect adjustments using a combined federal and state statutory income tax rate of approximately 24 percent in 2018, and approximately 30 percent for periods prior to 2018. Includes tax expense of $1.7 million during the three months ended June 30, 2018 and nine months ended September 30, 2018, associated with capital gains related to certain reorganizations of our subsidiaries as part of the Separation from Dover Corporation.

	Three months ended
	September 30, 2018
(in thousands, except percentages)	Production & Automation Technologies	Drilling Technologies	Corporate expense and other	Total
Revenue	$241,214	$75,254	$—	$316,468

Operating profit (loss) / income before income taxes, as reported	$24,257	$26,209	$(17,248)	$33,218
Depreciation and amortization	27,305	2,717	196	30,218
Separation and supplemental benefit costs (1)	—	—	4,403	4,403
Restructuring and other charges	(39)	—	—	(39)
Interest expense, net	—	—	10,584	10,584
Adjusted EBITDA	$51,523	$28,926	$(2,065)	$78,384

Operating profit margin, as reported	10.1%	34.8%		10.5%
Adjusted EBITDA margin	21.4%	38.4%		24.8%
_______________________

(1)
Supplemental benefit costs relate to enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. These costs are expected to be incurred through the end of 2020.

	Three months ended
	June 30, 2018
(in thousands, except percentages)	Production & Automation Technologies	Drilling Technologies	Corporate expense and other	Total
Revenue	$240,686	$65,242	$—	$305,928

Operating profit (loss) / income before income taxes, as reported	$23,349	$21,340	$(13,204)	$31,485
Depreciation and amortization	28,943	2,795	96	31,834
Separation and supplemental benefit costs (1)	—	—	5,137	5,137
Restructuring and other charges	2,030	—	—	2,030
Interest expense, net	—	—	6,062	6,062
Adjusted EBITDA	$54,322	$24,135	$(1,909)	$76,548

Operating profit margin, as reported	9.7%	32.7%		10.3%
Adjusted EBITDA margin	22.6%	37.0%		25.0%
_______________________

(1)
Supplemental benefit costs relate to enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. These costs are expected to be incurred through the end of 2020.

	Three months ended
	September 30, 2017
(in thousands, except percentages)	Production & Automation Technologies	Drilling Technologies	Corporate expense and other	Total
Revenue	$199,454	$59,200	$—	$258,654

Operating profit (loss) / income before income taxes, as reported	$8,403	$20,420	$(1,897)	$26,926
Depreciation and amortization	25,690	3,001	—	28,691
Royalty expense (1)	2,473	—	—	2,473
Restructuring and other charges	8	—	—	8
Interest expense, net	—	—	79	79
Adjusted EBITDA	$36,574	$23,421	$(1,818)	$58,177

Operating profit margin, as reported	4.2%	34.5%		10.4%
Adjusted EBITDA margin	18.3%	39.6%		22.5%
_______________________

(1)	Royalty expense represents charges for the right to use of Dover Corporation patents and other intangible assets.

	Nine months ended
	September 30, 2018
(in thousands, except percentages)	Production & Automation Technologies	Drilling Technologies	Corporate expense and other	Total
Revenue	$696,591	$209,727	$—	$906,318

Operating profit (loss) / income before income taxes, as reported	$57,957	$71,738	$(33,087)	$96,608
Depreciation and amortization	83,006	8,379	292	91,677
Separation and supplemental benefit costs (1)	—	—	9,540	9,540
Royalty expense (2)	2,277	—	—	2,277
Restructuring and other charges	2,473	—	—	2,473
Interest expense, net	—	—	16,813	16,813
Adjusted EBITDA	$145,713	$80,117	$(6,442)	$219,388

Operating profit margin, as reported	8.3%	34.2%		10.7%
Adjusted EBITDA margin	20.9%	38.2%		24.2%
_______________________

(1)
Supplemental benefit costs related to enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. These costs are expected to be incurred through the end of 2020.

(2)	Royalty expense represents charges for the right to use of Dover Corporation patents and other intangible assets.

	Nine months ended
	September 30, 2017
(in thousands, except percentages)	Production & Automation Technologies	Drilling Technologies	Corporate expense and other	Total
Revenue	$578,429	$166,664	$—	$745,093

Operating profit (loss) / income before income taxes, as reported	$26,247	$55,067	$(7,037)	$74,277
Depreciation and amortization	73,475	8,948	—	82,423
Royalty expense (1)	7,406	—	—	7,406
Restructuring and other charges	21	—	—	21
Interest expense, net	—	—	199	199
Adjusted EBITDA	$107,149	$64,015	$(6,838)	$164,326

Operating profit margin, as reported	4.5%	33.0%		10.0%
Adjusted EBITDA margin	18.5%	38.4%		22.1%
_______________________
(1) Royalty expense represents charges for the right to use of Dover Corporation patents and other intangible assets.